Exhibit 99.1

Quest Diagnostics Reports First Quarter 2022 Financial Results;
Raises Guidance for Full Year 2022

•First quarter revenues of $2.61 billion, down 4.0% from 2021
•First quarter reported diluted earnings per share ("EPS") of $2.92, down 15.6% from 2021; and adjusted diluted EPS of $3.22, down 14.4% from 2021
•Base business revenues of $2.01 billion, up 6.3% from 2021
•Full year 2022 reported diluted EPS now expected to be between $7.88 and $8.38; and adjusted diluted EPS expected to be between $9.00 and $9.50

SECAUCUS, N.J., April 21, 2022 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today financial results for the first quarter ended March 31, 2022.

"We're off to a good start in 2022, as we drove strong year-over-year growth in our base business, which excludes COVID-19 testing," said Steve Rusckowski, Chairman, CEO and President. "COVID-19 volumes remained strong early in the quarter and decreased in February and March, in line with the market. We continue to make investments to further accelerate growth in the base business, while our efforts to improve productivity are helping us to offset inflationary pressures. Based on our strong performance in the quarter and our expectations for the remainder of 2022 we have raised our full year guidance."

	Three Months Ended March 31,
	2022	2021	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$2,611	$2,720	(4.0)%
Base business revenues (a)	$2,012	$1,892	6.3%
COVID-19 testing revenues	$599	$828	(27.6)%

Diagnostic information services revenues	$2,541	$2,643	(3.9)%
Revenue per requisition			(5.2)%
Requisition volume			1.3%
Organic requisition volume			—%
Operating income (b)	$513	$660	(22.3)%
Operating income as a percentage of net revenues (b)	19.7%	24.3%	(4.6)%
Net income attributable to Quest Diagnostics (b)	$355	$469	(24.3)%
Diluted EPS (b)	$2.92	$3.46	(15.6)%
Cash provided by operations	$480	$731	(34.2)%
Capital expenditures	$63	$86	(26.7)%

Adjusted (b):
Operating income	$554	$708	(21.8)%
Operating income as a percentage of net revenues	21.2%	26.0%	(4.8)%
Net income attributable to Quest Diagnostics	$392	$508	(23.0)%
Diluted EPS	$3.22	$3.76	(14.4)%
(a)Excludes COVID-19 testing.
(b)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

Updated Guidance for Full Year 2022

The company raises its Full Year 2022 guidance as follows:

	Updated Guidance		Prior Guidance
	Low	High	Low	High
Net revenues	$9.2 billion	$9.5 billion	$9.0 billion	$9.5 billion
Net revenues decrease	(14.7)%	(11.9)%	(16.6)%	(11.9)%
Base business revenues (a)	$8.35 billion	$8.50 billion	$8.3 billion	$8.5 billion
Base business revenues increase	4.1%	6.0%	3.5%	6.0%
COVID-19 testing revenues	$0.85 billion	$1.00 billion	$0.7 billion	$1.0 billion
COVID-19 testing revenues decrease	(69.3)%	(63.9)%	(74.7)%	(63.9)%
Reported diluted EPS	$7.88	$8.38	$7.63	$8.33
Adjusted diluted EPS	$9.00	$9.50	$8.65	$9.35
Cash provided by operations	At least $1.6 billion		At least $1.6 billion
Capital expenditures	Approximately $400 million		Approximately $400 million

(a) Excludes COVID-19 testing

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, certain financial impacts resulting from the COVID-19 pandemic, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, costs associated with donations, contributions, and other financial support through Quest for Health Equity (our initiative with the Quest Diagnostics Foundation to reduce health disparities in underserved communities), gains and losses associated with changes in the carrying value of our strategic investments, and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on our website at www.QuestDiagnostics.com/investor. We suggest participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or, from approximately 10:30 a.m. Eastern Time on April 21, 2022 until midnight Eastern Time on May 5, 2022, by phone at 800-583-8095 for domestic callers or 203-369-3815 for international callers. Anyone listening to the call is encouraged to read our periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes.  Derived from the world’s largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management.  Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our nearly 50,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, impacts of the COVID-19 pandemic and measures taken in response, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Denny Moynihan, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended March 31, 2022 and 2021
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net revenues	$2,611	$2,720

Operating costs and expenses and other operating income:
Cost of services	1,646	1,626
Selling, general and administrative	425	407
Amortization of intangible assets	27	27
Total operating costs and expenses, net	2,098	2,060

Operating income	513	660

Other income (expense):
Interest expense, net	(37)	(38)
Other (expense) income, net	(24)	4
Total non-operating expense, net	(61)	(34)

Income before income taxes and equity in earnings of equity method investees	452	626
Income tax expense	(110)	(153)
Equity in earnings of equity method investees, net of taxes	31	17
Net income	373	490
Less: Net income attributable to noncontrolling interests	18	21
Net income attributable to Quest Diagnostics	$355	$469

Earnings per share attributable to Quest Diagnostics’ common stockholders:
Basic	$2.97	$3.52

Diluted	$2.92	$3.46

Weighted average common shares outstanding:
Basic	119	133

Diluted	121	135

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
March 31, 2022 and December 31, 2021
(in millions, except per share data)
(unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$712	$872
Accounts receivable, net	1,371	1,438
Inventories	197	208
Prepaid expenses and other current assets	195	223
Total current assets	2,475	2,741
Property, plant and equipment, net	1,668	1,707
Operating lease right-of-use assets	620	597
Goodwill	7,197	7,095
Intangible assets, net	1,172	1,167
Investments in equity method investees	155	141
Other assets	155	163
Total assets	$13,442	$13,611

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,544	$1,600
Current portion of long-term debt	2	2
Current portion of long-term operating lease liabilities	154	151
Total current liabilities	1,700	1,753
Long-term debt	3,985	4,010
Long-term operating lease liabilities	522	494
Other liabilities	742	792
Redeemable noncontrolling interest	78	79
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both March 31, 2022 and December 31, 2021; 162 shares issued as of both March 31, 2022 and December 31, 2021	2	2
Additional paid-in capital	2,226	2,260
Retained earnings	7,926	7,649
Accumulated other comprehensive loss	(16)	(14)
Treasury stock, at cost; 45 and 43 shares as of March 31, 2022 and December 31, 2021, respectively	(3,761)	(3,453)
Total Quest Diagnostics stockholders’ equity	6,377	6,444
Noncontrolling interests	38	39
Total stockholders’ equity	6,415	6,483
Total liabilities and stockholders’ equity	$13,442	$13,611

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2022 and 2021
(in millions)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$373	$490
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	106	101
Provision for credit losses	—	2
Deferred income tax benefit	(43)	(17)
Stock-based compensation expense	18	18
Other, net	4	(2)
Changes in operating assets and liabilities:
Accounts receivable	72	138
Accounts payable and accrued expenses	(165)	(164)
Income taxes payable	95	163
Other assets and liabilities, net	20	2
Net cash provided by operating activities	480	731

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(105)	—
Capital expenditures	(63)	(86)
Increase in investments and other assets	(1)	(7)
Net cash used in investing activities	(169)	(93)

Cash flows from financing activities:
Repayments of debt	(1)	(1)
Purchases of treasury stock	(373)	(410)
Exercise of stock options	10	17
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(27)	(21)
Dividends paid	(74)	(75)
Distributions to noncontrolling interest partners	(20)	(29)
Other financing activities, net	14	(47)
Net cash used in financing activities	(471)	(566)

Net change in cash and cash equivalents and restricted cash	(160)	72
Cash and cash equivalents and restricted cash, beginning of period	872	1,158
Cash and cash equivalents and restricted cash, end of period	$712	$1,230

Cash paid during the period for:
Interest	$32	$32
Income taxes	$23	$7

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended March 31,
	2022	2021
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$355	$469
Less: earnings allocated to participating securities	1	1
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$354	$468

Weighted average common shares outstanding - basic	119	133
Effect of dilutive securities:
Stock options and performance share units	2	2
Weighted average common shares outstanding - diluted	121	135

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$2.97	$3.52
Diluted	$2.92	$3.46

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended March 31, 2022
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$513	19.7%	$(110)	$31	$355	$2.92
Restructuring and integration charges (a)	12	0.4	(3)	—	9	0.07
Gains and losses on investments (b)	—	—	(4)	—	12	0.10
Other (c)	2	0.1	(1)	—	1	0.01
Amortization expense	27	1.0	(7)	—	20	0.16
ETB	—	—	(5)	—	(5)	(0.04)
As adjusted	$554	21.2%	$(130)	$31	$392	$3.22

	Three Months Ended March 31, 2021
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$660	24.3%	$(153)	$17	$469	$3.46
Restructuring and integration charges (a)	17	0.6	(4)	—	13	0.10
Gains and losses on investments (b)	—	—	(3)	8	5	0.04
COVID-19 impact (d)	4	0.1	(1)	—	3	0.03
Amortization expense	27	1.0	(7)	2	22	0.16
ETB	—	—	(4)	—	(4)	(0.03)
As adjusted	$708	26.0%	$(172)	$27	$508	$3.76

(a)For both the three months ended March 31, 2022 and 2021, represents costs primarily associated with systems conversions and integration incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on our consolidated statements of operations:

	Three Months Ended March 31,
	2022	2021
	(dollars in millions)
Cost of services	$3	$7
Selling, general and administrative	9	10
Operating income	$12	$17

(b)For the three months ended March 31, 2022, the pre-tax impact represents $16 million of net losses associated with changes in the carrying value of our strategic investments recorded in other (expense) income, net. For the three months ended March 31, 2021, the pre-tax impact represents a non-cash impairment to the carrying value of an equity method investment, recorded in equity in earnings of equity method investees, net of taxes.

(c)For the three months ended March 31, 2022, the pre-tax impact primarily represents costs associated with donations, contributions and other financial support through Quest for Health Equity, recorded in selling, general and administrative.

(d)For the three months ended March 31, 2021, represents the impact of certain items resulting from the COVID-19 pandemic including incremental costs incurred to protect the health and safety of our employees and customers, recorded in cost of services.

(e)For restructuring and integration charges, gains and losses on investments, other items, amortization expense and COVID-19 impacts, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2022 and 2021.

3)For the three months ended March 31, 2022, we repurchased 2.6 million shares of our common stock for $350 million. In February 2022, our Board of Directors increased the size of our share repurchase program by $1 billion. As of March 31, 2022, $1.3 billion remained available under our share repurchase authorization.

4)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2022 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2022. Additionally, the amount of ETB is dependent upon employee stock option exercises and our stock price, and changes in the carrying value of our strategic investments are based on fluctuations in the investee's stock price, both of which are difficult to predict. The following table reconciles our 2022 outlook for diluted EPS under GAAP to our outlook for adjusted diluted EPS:

	Low	High
Diluted EPS	$7.88	$8.38
Restructuring and integration charges (a)	0.27	0.27
Amortization expense (b)	0.68	0.68
Costs associated with Quest for Health Equity (c)	0.22	0.22
Gains and losses on investments (d)	0.10	0.10
ETB	(0.15)	(0.15)
Adjusted diluted EPS	$9.00	$9.50

(a)Represents estimated pre-tax charges of $45 million primarily associated with systems conversions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(b)Represents estimated pre-tax amortization expenses of $110 million. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(c)Represents estimated pre-tax charges of $35 million associated with donations, contributions and other financial support through Quest for Health Equity. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(d)Represents $16 million of pre-tax losses associated with changes in the carrying value of our strategic investments. Income tax impacts were calculated using a combined statutory income tax rate of 25.5%.